                                                                  Exhibit 99

                                                               PRESS RELEASE

                               [FALCON logo]

FOR FURTHER INFORMATION
AT THE COMPANY:
Phillip J. Pacey
Vice President & Chief Financial Officer
9387 Dielman Industrial Drive
St. Louis, MO 63132
(314) 991-9200

FOR IMMEDIATE RELEASE Tuesday, June 15, 2004

           FALCON PRODUCTS ANNOUNCES AN ADDITIONAL $10 MILLION IN
           ------------------------------------------------------
         CAPITAL AND REPORTS RESULTS FOR FISCAL 2004 SECOND QUARTER
         ----------------------------------------------------------

         ST. LOUIS, MISSOURI, JUNE 15, 2004 -- Falcon Products, Inc. (NYSE:
FCP), a leading manufacturer of commercial furniture, today announced that it has received an additional $10 million in capital and reported the Company's sales and operating results for its second quarter ended May 1, 2004.

         The Company has secured from a lender in its existing bank group an additional $10 million, increasing its term B loan to $60 million. The Company also agreed with the banks on a waiver for non-compliance with loan covenants for the second quarter and reset covenant levels for the third and fourth quarters of fiscal 2004.

         "This capital provides the liquidity and foundation for us to continue to implement our operating strategy, which is on track and producing results," Franklin A. Jacobs, Chairman and Chief Executive Officer, stated. "We're meeting key milestones in our turnaround program and posted significant improvements in our operating performance in the second quarter over the first."

         Net sales for the second quarter of fiscal 2004 were $55.1 million, a 6% decrease from the $58.7 million for the second quarter ended May 3, 2003. The Company reported a net loss of $4.3 million, or $.46 per diluted share, in the second quarter of 2004, compared with a net loss of $628,000, or $.07 per diluted share, in the second quarter of 2003. Although the second quarter was an improvement over the first quarter of fiscal 2004, the results were not sufficient to satisfy the Company's loan covenants.


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                                                               PRESS RELEASE

Falcon Products
Add - 2 -

          "On a consecutive quarter basis, we've increased our gross margin to 23.4% in the second quarter compared to 15.4% in the first quarter of fiscal 2004 and returned to positive EBITDA," Jacobs said. "We expect sales in the third quarter to be up slightly compared to last year, which in combination with our cost reduction and process improvement actions, is expected to again drive increases in operating income and EBITDA on a consecutive quarter basis."

         In connection with the increased loan, waiver and modified covenants, the interest rate on the term B loan was increased to 18% with 7% payable on a current basis. The Company issued the term B loan holder ten-year warrants to purchase approximately 1.8 million shares of the Company's common stock at an exercise price of $0.02 per share. In addition, the Company agreed to raise $2.5 million in new equity or junior securities by September 30, 2004.

         "I am very pleased to see our management team executing effectively and making this immediate, positive impact in our business. The steps we continue to take to improve our cost structure, without sacrificing capacity, are timely as we are beginning to see improvement in the hospitality, institutional and restaurant sectors," Jacobs noted. "While there is a general lag in the furniture sector serving these industries, we have seen increased order activity in recent months."

         Falcon Products, Inc. will conduct a conference call to discuss fiscal 2004 second quarter results on June 16, 2004 at 11:00 a.m. EDT. The call will be Web cast at www.companyboardroom.com and www.falconproducts.com.

         Falcon Products, Inc. is the leader in the commercial furniture markets it serves, with well-known brands, the largest manufacturing base and the largest sales force. Falcon and its subsidiaries design, manufacture and market products for the hospitality and lodging, food service, office, healthcare and education segments of the commercial furniture market. Falcon, headquartered in St. Louis, Missouri, currently operates 8 manufacturing facilities throughout the world and has approximately 2,100 employees.


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                                                               PRESS RELEASE

Falcon Products
Add - 3 -

         Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical facts are forward-looking statements which involve risks and uncertainties which could impact future financial performance. Factors which could cause future performance to differ from those anticipated by these forward-looking statements include, but are not limited to, loss of key customers or suppliers within specific industries, availability or cost of raw materials, increased competitive pricing pressures reflecting industry conditions, general demand for products, general economic conditions, economic conditions in the markets served by the Company, and the ability of the Company to service its debt obligations and satisfy the covenants in its loan obligations. Additional cautionary statements regarding other risk factors that could have an effect on future performance of the Company are described in Falcon's periodic filings with the Securities and Exchange Commission. Although Falcon believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Falcon can give no assurance that its expectations will be attained. Any forward-looking statements represent the best judgment of Falcon as of the date of this release. Falcon disclaims any obligation to update any forward-looking statements.

                                     ###


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                                                          PRESS RELEASE

          [FALCON logo]


FALCON PRODUCTS, INC.
Add -4-

                                                      FALCON PRODUCTS, INC.
                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           SECOND QUARTER AND FISCAL YEAR 2004 RESULTS
                                             (In thousands, except per share amounts)

                                                          Second Quarter Ended                      Twenty-Six Weeks Ended
                                                  ------------------------------------       ------------------------------------
                                                    May 1,        May 3,        %              May 1,        May 3,        %
                                                     2004          2003       Change            2004          2003       Change
                                                  ----------    ----------  ----------       ----------    ----------  ----------
Net sales                                         $  55,133     $  58,710     -6.1%          $ 105,024     $ 123,844    -15.2%
Cost of sales                                        42,235        44,834     -5.8%             84,429        95,180    -11.3%
                                                  ---------     ---------                    ---------     ---------
Gross margin                                         12,898        13,876     -7.0%             20,595        28,664    -28.2%
Selling, general and administrative expenses         10,787        10,590      1.9%             21,325        21,409     -0.4%
Interest expense and other                            5,645         4,047     39.5%             10,697         8,180     30.8%
Loss on early extinguishment of debt                      -             -      N/M               3,947 (a)         -      N/M
Restructuring charge                                    546 (b)         -      N/M                 740 (b)         -      N/M
                                                  ---------     ---------                    ---------     ---------
Loss before taxes                                    (4,080)         (761)     N/M             (16,114)         (925)     N/M
Income tax expense (benefit)                            226          (133)     N/M                 422            (1)     N/M
                                                  ---------     ---------                    ---------     ---------
Net loss                                          $  (4,306)    $    (628)     N/M           $ (16,536)    $    (924)     N/M
                                                  =========     =========                    =========     =========

Basic and diluted loss per share                  $   (0.46)    $   (0.07)     N/M           $   (1.78)    $   (0.10)     N/M
                                                  =========     =========                    =========     =========

Weighted average diluted shares outstanding           9,370         9,057                        9,266         9,052
                                                  =========     =========                    =========     =========


N/M  Not Meaningful


(a) The Company recorded a $3.9 million loss on early extinguishment of debt to write-off deferred debt issuance costs in connection with the refinancing of its senior credit facility.

(b) The Company recorded a $0.5 million and $0.7 million charge during the second quarter and twenty-six weeks ended May 1, 2004, respectively to account for the closure of its Canton, Mississippi facility and transfer production into the Company's other plants.

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                                                           PRESS RELEASE

          [FALCON logo]


FALCON PRODUCTS, INC.
ADD -5-

                                                       FALCON PRODUCTS, INC.
                                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                                           (In thousands)

                                    May 1,        Nov. 1,                 Liabilities and                 May 1,          Nov. 1,
Assets                               2004          2003                   Stockholders' Equity             2004            2003
------                           -----------    -----------               --------------------         ------------    ------------

Cash and cash equivalents        $     1,046    $     1,356               Accounts payable             $     26,539    $     27,612

Accounts receivable                   26,718         31,877               Customer deposits                   5,653           5,249

Inventories                           63,794         62,525               Accrued liabilities                14,521          16,842

Other current assets                   6,218          5,344               Current maturities of
                                                                               long-term debt                72,470           3,900
                                 -----------    -----------                                            ------------    ------------
Total current assets                  97,776        101,102               Total current liabilities         119,183          53,603

Property, plant and                                                       Long-term debt                    105,874         161,485
   equipment, net                     35,087         36,579
                                                                          Other long-term obligations        12,514          12,868

Other assets                         129,506        128,859               Stockholders' equity               24,798          38,584
                                 -----------    -----------                                            ------------    ------------
                                 $   262,369    $   266,540                                            $    262,369    $    266,540
                                 ===========    ===========                                            ============    ============